Exhibit 99.1

FOR IMMEDIATE RELEASE:

Ciphergen Biosystems, Inc.
Sue Carruthers
Investor Relations
(510) 505 2297

             CIPHERGEN REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

REVENUE GROWS 6% AND NET LOSS DECLINES 41% ON A GAAP BASIS AND 46% ON A NON-GAAP BASIS

Fremont, CA, May 4, 2006 - Ciphergen Biosystems, Inc. (Nasdaq: CIPH) today announced financial results for its first quarter ended March 31, 2006. The Company reported net revenue growth of 6.3% to $7.1 million in the first quarter of 2006 as compared to $6.6 million in the first quarter of 2005. On a GAAP basis, net loss declined 41% to $5.5 million in the first quarter of 2006 as compared to $9.3 million in the first quarter of 2005. On January 1, 2006, the Company adopted FAS 123(R) and is reporting employee stock-based compensation expense in its GAAP results for the first quarter of 2006. Excluding the impact of FAS 123(R), the Company's non-GAAP net loss declined 46% to $5.0 million in the first quarter of 2006.

On March 31, 2006, the Company's cash and investments totaled $24.4 million. An additional $6.25 million is available under our loan facility with Quest Diagnostics. Long term debt totaled $32.5 million, of which $28.7 million was convertible debt.

"We are pleased with this improvement in our financial results," stated Gail S. Page, President and CEO. "Our efforts at achieving increased operational efficiencies while growing our sales have resulted in this improved financial performance. Concurrently, working closely with our alliance partner Quest Diagnostics, we made substantial progress in both assay development and clinical development in our ovarian cancer program. The pivotal data presented at the Society of Gynecologic Oncologists (SGO) meeting in March indicated a significant benefit for our markers' potential utilization as an aid in the treatment triage for women with an ovarian mass."

Recent Highlights

o Ovarian Cancer Diagnostic Progress. At the 37th Annual Meeting of the SGO held in late March, Ciphergen announced results of a prospective clinical study evaluating the performance of a multi-marker panel that is designed to help triage women being evaluated for a persistent pelvic mass or with pelvic pain. This study was performed in conjunction with Professor Claus Hogdall at Rigshospitalet, University of Copenhagen. The study evaluated 202 consecutive patients with suspicion of a primary ovarian tumor, endometriosis or with pelvic pain. Data from 126 women were used for training, and data from the remaining 76 women were used for blinded testing. The marker panel, which consists of seven markers previously identified in studies with The Johns Hopkins School of Medicine, the University of Texas M. D. Anderson Cancer Center, and the University of Kentucky, provided substantial benefit beyond that previously reported. Ciphergen and its collaborators demonstrated that this panel provides a significant improvement in positive predictive value (the percentage of time a positive test result is actually positive), from 59% to 80%, in distinguishing benign from malignant pelvic masses.

     The particular study presented at the SGO Annual Meeting is part of a comprehensive ovarian cancer program being conducted by Ciphergen in conjunction with several leading collaborators at The Johns Hopkins School of Medicine, the University of Texas M.D. Anderson Cancer Center, University College London, and the University of Kentucky. In addition to the ongoing work aimed at developing assays that are designed to distinguish between benign and malignant pelvic mass, Ciphergen has studies underway to target the prediction of recurrence of ovarian cancer as well as to provide additional tools to aid the physician in triaging women considered at high risk of ovarian cancer.

     Additional data will be presented at the annual meeting of the American Society of Clinical Oncology in June.

o Shareholder securities class action suit. We were pleased to learn that the court ordered the action dismissed on March 29, 2006.

o Addition to Board of Directors. Ciphergen is pleased that Kenneth J. Conway has recently joined its Board of Directors. "As an innovator and visionary leader of both start-up and established businesses in his 35 years of working in clinical diagnostics and pharmaceuticals, Ken will provide seasoned guidance as Ciphergen moves forward with its commercialization activities," stated Ms. Page.

CONFERENCE CALL

A conference call and webcast will be held on Thursday, May 4 at 5:00 p.m. EST to discuss the first quarter results and provide an update on business developments. To listen to the live webcast of the conference call, please visit the "Investors" section of the Company's website at www.ciphergen.com. A telephonic replay of the conference call will be available two hours after the call and will be available until 7:00 p.m. on May 18, 2006. The replay number for domestic callers is 800-633-8284 and for international callers is 1 + 402-977-9140. The reservation number for both domestic and international callers is 21291031. In addition, an archived webcast of the conference call will be available under the "Investors" section of the Company's website at www.ciphergen.com.

ABOUT CIPHERGEN

Ciphergen is dedicated to translating protein biomarkers and panels of biomarkers into protein molecular diagnostic tests that improve patient care. We are also focused on providing collaborative R&D services through our Biomarker Discovery Center(R) laboratories for biomarker discovery for new diagnostic tests as well as pharmacoproteomic services for improved drug toxicology, efficacy and theranostic assays. Ciphergen develops, manufactures and markets a family of ProteinChip(R) Systems and services for clinical, research and process proteomics applications. ProteinChip Systems enable protein discovery, validation, identification and assay development to provide researchers with predictive, multi-marker assay capabilities and a better understanding of biological function at the protein level. Additional information about Ciphergen can be found at www.ciphergen.com.

SAFE HARBOR STATEMENT

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements. For purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"), Ciphergen disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such forward-looking statements include statements regarding increasing operational efficiencies and growing sales and assay and clinical development. Actual results may differ materially from those projected in such forward-looking statements due to various factors, including the risk that Ciphergen may not be able to continue to increase operational efficiencies or expand sales at a sufficient rate and the risk that assay and clinical development may be negatively impacted by future events. Investors should consult Ciphergen's filings with the Securities and Exchange Commission, including its Form 10-K filed March 17, 2006, for further information regarding these and other risks related to the Company's business.

Ciphergen, ProteinChip and Biomarker Discovery Center are registered trademarks of Ciphergen Biosystems, Inc.

                           Ciphergen Biosystems, Inc.
            Unaudited Condensed Consolidated Statements of Operations Reconciliation of GAAP to NON-GAAP Operating Results (1)
                      (in thousands, except per share data)

                                                                     Three Months Ended March 31,
                                                     ------------------------------------------------------------
                                                                         2006                            2005
                                                     --------------------------------------------    ------------
                                                         GAAP         Adjustments      Non-GAAP          GAAP
                                                     ------------    ------------    ------------    ------------
Revenue                                              $      7,064    $          -    $      7,064    $      6,648

Cost of revenue                                             3,404             (45)          3,359           3,135
                                                     ------------    ------------    ------------    ------------
Gross profit                                                3,660              45           3,705           3,513
                                                     ------------    ------------    ------------    ------------
Operating expenses:
  Research and development                                  2,992            (100)          2,892           3,507
  Sales and marketing                                       3,503            (103)          3,400           5,273
  General and administrative                                2,279            (212)          2,067           3,504
                                                     ------------    ------------    ------------    ------------
     Total operating expenses                               8,774            (415)          8,359          12,284
                                                     ------------    ------------    ------------    ------------
Loss from operations                                       (5,114)            460          (4,654)         (8,771)
Interest and other income (expense), net                     (236)              -            (236)           (411)
                                                     ------------    ------------    ------------    ------------
Loss before income taxes                                   (5,350)            460          (4,890)         (9,182)
Income tax provision                                          114               -             114             150
                                                     ------------    ------------    ------------    ------------
Net loss                                             $     (5,464)   $        460    $     (5,004)   $     (9,332)
                                                     ============    ============    ============    ============
Basic and diluted net loss per share                 $      (0.15)                   $      (0.14)   $      (0.32)
                                                     ============                    ============    ============
Shares used in computing basic and diluted
  net loss per share                                       35,999                          35,999          29,472
                                                     ============                    ============    ============

(1) To supplement our consolidated financial statements in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net loss and net loss per share, which are adjusted from results based on GAAP to exclude FAS 123(R) stock-based compensation expenses. This non-GAAP financial presentation is given in part to enhance the understanding of the Company's historical financial performance and comparability between periods in light of a change in accounting standards, particularly since the Company has not included stock-based compensation under FAS 123(R) as an expense in financial statements before. In addition, the Company believes that the non-GAAP presentation to exclude stock-based compensation is relevant and useful information that will be widely used by analysts, investors and other interested parties. Further, these non-GAAP results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. Accordingly, the Company is disclosing this information to permit additional analysis of the Company's performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

                           Ciphergen Biosystems, Inc.
                 Unaudited Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                       March 31,     December 31,
                                                         2006          2005 (1)
                                                     ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents                          $     24,384    $     25,738
  Short term investment                                         -           2,240
  Accounts receivable, net                                  5,070           5,828
  Prepaid expenses and other current assets                 1,442           1,746
  Inventories                                               5,006           5,594
                                                     ------------    ------------
    Total current assets                                   35,902          41,146

Property, plant and equipment, net                          6,755           7,320
Goodwill and other intangible assets, net                   2,328           2,493
Other long term assets                                      1,760           1,852
                                                     ------------    ------------
    Total assets                                     $     46,745    $     52,811
                                                     ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $      2,390    $      3,188
  Accrued liabilities                                       5,123           6,298
  Current portion of deferred revenue                       3,857           4,132
  Current portion of capital lease obligations                 22              21
  Current portion of long term debt                           190             377
                                                     ------------    ------------
    Total current liabilities                              11,582          14,016

Deferred revenue, net of current portion                      524             508
Capital lease obligations, net of current portion              22              28
Long term debt owed to related party                        3,750           2,500
Convertible senior notes, net of discount                  28,718          28,586
Other long term liabilities                                   597             650
                                                     ------------    ------------
    Total liabilities                                      45,193          46,288
                                                     ------------    ------------

Stockholders' equity:
  Common stock                                                 36              36
  Additional paid in capital                              202,946         202,485
  Accumulated other comprehensive loss                       (172)           (204)
  Accumulated deficit                                    (201,258)       (195,794)
                                                     ------------    ------------
    Total stockholders' equity                              1,552           6,523
                                                     ------------    ------------
    Total liabilities and stockholders' equity       $     46,745    $     52,811
                                                     ============    ============

(1) The condensed consolidated balance sheet at December 31, 2005 has been derived from the audited consolidated financial statements at that date included in the Company's Form 10-K for the fiscal year ended December 31, 2005.